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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): June 14, 2002



                                 IMAGEMAX, INC.
                                 --------------
                 (Exact name of issuer as specified in charter)



          Pennsylvania                 000-23077              23-2865585
  (State or Other Jurisdiction        (Commission         (I.R.S. Employer
       of Incorporation or                file              Identification
          Organization)                 number)                 Number)


                             455 Pennsylvania Avenue
                                    Suite 128
                            Fort Washington, PA 19034
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (215) 628-3600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

         Credit Facility

         On June 14, 2002, ImageMax, Inc. ("ImageMax" or the "Company") completed the closing (the "Closing") of a new $7.48 million senior credit facility (the "Credit Facility") pursuant to the Credit Agreement dated June 13, 2002 (the "Credit Agreement") with Commerce Bank, NA and FirsTrust Bank (the "Lenders"). The Credit Facility consists of a $5.25 million revolving credit line (the "Revolving Credit Line") and a $2.23 million term loan (the "Term Loan"). The Company intends to use to proceeds of the Credit Facility to repay existing senior debt and for working capital.

         Under the Revolving Credit Line, ImageMax is required to pay interest monthly at the prime rate plus 2.0% (effective rate of 6.75% as of the Closing). The outstanding principal of the Revolving Credit Line is due and payable at the end of term on June 30, 2003. Borrowing availability is based on the level of the Company's eligible accounts receivable, as defined in the Credit Agreement. As of the Closing, approximately $4.2 million was outstanding under the Revolving Credit Line.

         Under the Term Loan, interest is payable monthly at the prime rate plus 2.0% (effective rate of 6.75% as of the Closing). The outstanding principal amount of the Term Loan is due and payable in three consecutive quarterly payments of $500,000 commencing June 30, 2002, with two additional quarterly installments of $365,000 due on March 31, 2003 and June 30, 2003.

         The Credit Facility restricts the payment of dividends and is secured by substantially all assets of the Company and requires maintenance of various financial and restrictive covenants, including a minimum level of quarterly EBITDA of $750,000 (commencing with the second quarter of 2002), total liabilities not exceeding fifty percent (50%) of net worth (as defined in the Credit Agreement), and no interest payment on the subordinated convertible notes issued to the Investors (as defined below) until February 15, 2004.

         The Company paid $56,115 in bank fees at the Closing, and an additional $56,115 will be due ninety (90) days after the Closing.

         Convertible Subordinated Debt

               In order for the Company to enter into the Credit Facility, the Company's subordinated debt holders, TDH III, L.P., Dime Capital Partners, Inc. and Robert E. Drury (the "Investors"), had to commit to forego payments of interest until February 2004. In consideration for such forbearance of interest, the Company and the Investors amended the terms of the $6 million convertible subordinated loan and warrant purchase agreement (the "Amendment") on June 14, 2002.

               Under the terms of the Amendment, the Investors received new convertible subordinated notes (the "New Notes") that replaced the existing notes purchased by the Investors on February 15, 2000 and capitalized $0.27 million of the currently outstanding interest. The

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New Notes and accrued interest are due and payable on February 15, 2004.
Interest accrues at a rate of nine percent (9%), compounded semi-annually on June 30 and December 31. The Company cannot voluntarily prepay the New Notes. However, the Company can elect to extend the due date of the New Notes to February 15, 2005 (the "Extension Right"), if the Company pays seventy-five percent (75%) of the currently outstanding principal balance of the New Notes and interest accrued thereon by February 15, 2004. Up to an aggregate of approximately $2.0 million of the principal amount of the New Notes is voluntarily convertible into the Company's common stock, no par value, (the "Common Stock") at a price of $0.40 per share (subject to downward adjustment under certain circumstances), for approximately 4.9 million shares of Common Stock.

         The Company also issued new warrants (the "New Warrants") that replaced the existing warrants issued to the Investors on February 15, 2000. The New Warrants provide that the Investors may purchase an aggregate of 1.8 million shares of Common Stock (subject to downward adjustment under certain circumstances) at $3.50 per share (subject to downward adjustment under certain circumstances). The New Warrants are only exercisable once the Company has repaid the New Notes in full. If the holder of a New Warrant converts its New Note, in whole or in part, into shares of Common Stock, their New Warrant will be cancelled. Furthermore, if the Company elects to exercise the Extension Right, the New Warrants will be cancelled.

         The Company also issued additional warrants (the "Additional Warrants") to purchase an aggregate of 8.4 million shares of Common Stock at a price per share equal to the lesser of (i) $0.25 or (ii) eighty percent (80%) of the market price of the Common Stock at the time of exercise. The Additional Warrant shall only be exercisable on (i) the date the Company defaults in the payment of any amount due and payable under the New Notes, regardless of whether or not the Company has exercised its Extension Right, or (ii) if the Company has exercised its Extension Right, the date the Company pays the New Notes in full. Once the Additional Warrant is exercisable, the New Warrants will be cancelled. The Additional Warrant is exercisable for a period equal to (i) two (2) years in the event of a default in the payment of amounts due and payable by the Company or
(ii) two (2) years from the date the Company exercised the Extension Right in the event the Company pays the New Notes in full. If the Company defaults in the payment of amounts due and payable under the New Notes, when the Company either
(i) does not exercise its Extension Right or (ii) exercises its Extension Right after the New Notes have been converted, in whole or in part, into shares of Common Stock, then the Investors can exercise the Additional Warrant by delivery of two-year, interest free, non-recourse notes secured by the pledge of the Additional Warrant shares or by cashless exercise, and the Investors shall be entitled to vote the 8.4 million shares of Common Stock. In the event that the Company exercises its Extension Right and pays the remainder due by February 15, 2005, and the New Notes have not been converted, in whole or in part, into shares of Common Stock, then the number of shares of Common Stock purchasable under the Additional Warrant shall be reduced to an aggregate of 2.2 million shares of Common Stock.

         Statements in this Form 8-K which are not historical in fact, such as the Company's ability to utilize the proceeds of the Credit Facility to finance growth, are forward-looking

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statements that involve risk and uncertainty, including those set forth in
"Business Risk Factors" in ImageMax's 2001 Annual Report on Form 10-K and other ImageMax filings with the Securities and Exchange Commission, and risks associated with the results of the continuing operations of ImageMax. Accordingly, there is no assurance that the results in the forward-looking statements will be achieved.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         Exhibit No.     Exhibit

         10.1 Credit Agreement dated as of the 13/th/ day of June, 2002, by and among ImageMax, Inc., together with its wholly owned subsidiary, ImageMax of Delaware, Inc.; FirsTrust Bank and Commerce Bank, NA.

         10.2 First Amendment to Convertible Subordinated Loan and Warrant Purchase Agreement dated as of the 13/th/ day of June, 2002, by and among ImageMax, Inc., TDH, III, L.P., Dime Capital Partners, Inc. and Robert Drury.

         10.3       Form of New Note.

         10.4       Form of New Warrant

         10.5       Form of Additional Warrant

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             IMAGEMAX, INC.



                                             By:   /s/ David B. Walls
                                                --------------------------------
                                                Name:  David B. Walls
                                                Title: Chief Financial Officer

Dated: June 24, 2002

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                                INDEX OF EXHIBITS

Exhibit No.    Exhibit

10.1 Credit Agreement dated as of the 13th day of June, 2002, by and among ImageMax, Inc., together with its wholly owned subsidiary, ImageMax of Delaware, Inc.; FirsTrust Bank and Commerce Bank, NA.

10.2 First Amendment to Convertible Subordinated Loan and Warrant Purchase Agreement dated as of the 13th day of June, 2002, by and among ImageMax, Inc., TDH, III, L.P., Dime Capital Partners, Inc. and Robert Drury.

10.3           Form of New Note.

10.4           Form of New Warrant

10.5           Form of Additional Warrant.